FOR IMMEDIATE RELEASE

NATURE’S SUNSHINE PRODUCTS REPORTS FOURTH QUARTER 2017 FINANCIAL RESULTS

•	Fourth quarter net sales of $88.3 million were up 5.2 percent year-over-year

•
The fourth quarter net loss attributable to common shareholders is expected to range between $17.0 and $18.0 million, or $0.90 to $0.95 per common share. The net loss is preliminary and subject to final determination of the provision for income taxes, including an estimated $14.0 to $15.0 million, or $0.74 to $0.79 per common share, non-cash re-measurement of deferred tax assets and liabilities related to U.S. tax reform

•	Adjusted EBITDA of $0.1 million during the fourth quarter, compared to $0.6 million in the prior year period

LEHI, Utah, March 14, 2018 - Nature’s Sunshine Products, Inc. (Nasdaq: NATR), a leading natural health and wellness company engaged in the manufacture and direct selling of nutritional and personal care products, today reported its financial results for the fourth quarter ended December 31, 2017. At this time, the Company is providing preliminary ranges for its anticipated net loss for the fourth quarter and fiscal 2017 pending final determination of its provision for income taxes, including the impact of U.S. tax reform, among other factors. The Company expects to file its audited financial statements on form 10-K on March 16, 2018.

Management Commentary

“Our fourth quarter results reflect continued year-over-year net sales growth, driven by gains across our Synergy Worldwide markets and strong growth in our NSP business in Russia, Central and Eastern Europe,” commented Gregory L. Probert, Chairman and Chief Executive Officer. “We believe the disruptions to our North America business as a result of a new ERP system deployed in April 2017 are now behind us, but we have additional work to do to re-energize the market. We posted growth in China and continue to emphasize expanding our direct selling efforts in this market with the goal of building a long-term profitable new market. Consistent with our initiative to evaluate our cost structure through a review of our direct and indirect costs, during the fourth quarter we took some actions to reduce SG&A, which led to some non-recurring restructuring and severance costs during the period. Our focus will continue to be to support and grow our business while matching our organizational structure to our business outlook in order to enhance profitability and shareholder value.”

Fourth Quarter 2017 Financial Highlights

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Net sales of $88.3 million increased 5.2 percent, compared to $84.0 million in the fourth quarter of 2016. On a local currency basis, net sales increased 3.8 percent as compared to the fourth quarter of 2016. NSP China net sales increased 200.3 percent, compared to the same period in 2016. Synergy WorldWide net sales increased 3.6 percent compared to the same period in 2016 (or 0.4 percent in local currencies). NSP Russia, Central and Eastern Europe net sales increased 7.9 percent compared to the same period in 2016. NSP Americas net sales decreased 4.9 percent compared to the same period in 2016 (or 5.1 percent in local currencies). Net sales were impacted by $1.2 million of favorable foreign currency exchange rate fluctuations.

The Company began the initial implementation of its Oracle ERP system on April 2, 2017, for the Company’s NSP Americas segment as well other corporate operations. The implementation of Oracle ERP negatively impacted net sales and profitability during the nine months ended December 31, 2017, primarily by causing wait times for calls into the Company's call center to be longer than usual and by causing difficulties within the Company's on-line product ordering system. While the Company has addressed these issues, customer attrition rates increased.

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The Company currently expects net loss attributable to common shareholders to be between $17.0 and $18.0 million, or $0.90 to $0.95 per common share, compared to a net loss of $6.7 million attributable to common shareholders, or $0.35 per common share, in the fourth quarter of 2016. The anticipated fourth quarter net loss expressed above is preliminary and subject to final determination of the Company’s provision for income taxes, including the impact of U.S. tax reform, among other factors. The net loss range includes an estimated $14.0 to $15.0 million, or $0.74 to $0.79 per common share, non-cash re-measurement of deferred tax assets and liabilities related to U.S. tax reform.

•	The Company's net loss in China attributable to common shareholders was approximately $0.05 per share in the fourth quarter of 2017.

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Adjusted EBITDA was $0.1 million, compared to $0.6 million in the fourth quarter of 2016. Adjusted EBITDA, which is a non-GAAP financial measure, is defined here as net income (loss) from continuing operations before income taxes, depreciation, amortization, share-based compensation expense and other income/expense.

Full Year 2017 Financial Highlights

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Net sales of $342.0 million increased 0.3 percent, compared to $341.2 million in 2016. On a local currency basis, net sales decreased 0.2 percent as compared to 2016. NSP China net sales increased approximately 91.4 percent compared to the same period in 2016. NSP Russia, Central and Eastern Europe net sales increased approximately 7.3 percent compared to the same period in 2016. NSP Americas net sales decreased approximately 5.6 percent compared to the same period in 2016 (or 5.7 percent in local currencies). Synergy WorldWide net sales decreased approximately 0.8 percent compared to the same period in 2016 (or 1.7 percent in local currencies). The weakening of the U.S. dollar versus local currencies resulted in an approximate 0.5 percent or $1.6 million increase in net sales during the year.

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The Company currently expects net loss attributable to common shareholders to be between $12.5 and $13.5 million, or $0.66 to $0.71 per common share, compared to net income of $2.1 million, or $0.11 per diluted common share, in 2016. The anticipated 2017 net loss expressed above is preliminary and subject to final determination of the Company’s provision for income taxes, including the impact of U.S. tax reform, among other factors. The net loss range includes an estimated $14.0 to $15.0 million, or $0.74 to $0.79 per common share, non-cash re-measurement of deferred tax assets and liabilities related to U.S. tax reform.

•	The Company's net loss in China attributable to common shareholders was approximately $0.18 per share for 2017.

•	Adjusted EBITDA was $12.2 million compared to $18.1 million in 2016.

Fourth Quarter 2017 and 2016 Regional Sales by Operating Segment

	Net Sales by Operating Segment
	Three Months Ended December 31, 2017	Three Months Ended December 31, 2016	Percent Change	Impact of Currency Exchange	Percent Change Excluding Impact of Currency
NSP Americas:
NSP North America	$34,273	$35,824	(4.3)%	$131	(4.7)%
NSP Latin America	6,377	6,930	(8)%	(57)	(7.2)%
	40,650	42,754	(4.9)%	74	(5.1)%

NSP Russia, Central and Eastern Europe	8,904	8,250	7.9%	135	6.3%

Synergy WorldWide:
Synergy Asia Pacific	23,448	22,843	2.6%	472	0.6%
Synergy Europe	5,583	5,227	6.8%	504	(2.8)%
Synergy North America	2,656	2,530	5%	—	5%
	31,687	30,600	3.6%	976	0.4%

NSP China	7,045	2,346	200.3%	—	200.3%

	$88,286	$83,950	5.2%	$1,185	3.8%

Full Year 2017 and 2016 Regional Sales by Operating Segment

	Net Sales by Operating Segment
	Year Ended December 31, 2017	Year Ended December 31, 2016	Percent Change	Impact of Currency Exchange	Percent Change Excluding Impact of Currency
NSP Americas:
NSP North America	$140,405	$148,048	(5.2)%	$213	(5.3)%
NSP Latin America	25,612	27,874	(8.1)%	(15)	(8.1)%
	166,017	175,922	(5.6)%	198	(5.7)%

NSP Russia, Central and Eastern Europe	32,190	29,998	7.3%	197	6.7%

Synergy WorldWide:
Synergy Asia Pacific	89,329	89,694	(0.4)%	743	(1.2)%
Synergy Europe	23,529	24,328	(3.3)%	455	(5.2)%
Synergy North America	10,975	10,771	1.9%	—	1.9%
	123,833	124,793	(0.8)%	1,198	(1.7)%

NSP China	19,989	10,446	91.4%	—	91.4%

	$342,029	$341,159	0.3%	$1,593	(0.2)%

Active Distributors and Customers by Segment as of December 31 (1)

	2017		2016
	Distributors & Customers	Managers	Distributors & Customers	Managers
NSP Americas	106,900	5,600	121,200	6,400
NSP Russia, Central and Eastern Europe	68,600	3,200	66,700	2,800
Synergy WorldWide	55,400	4,200	53,600	3,700
Total	230,900	13,000	241,500	12,900

(1)
Active Distributors and customers include Nature’s Sunshine Products’ independent Distributors and customers who have purchased products directly from the Company for resale and/or personal consumption during the previous three months ended as of the date indicated. Total Managers, Distributors and Customers, which include those who have made a purchase in the last twelve months, was 495,000 as of December 31, 2017.

In China, the Company does not sell its products through Managers and Distributors, but rather through independent service providers who are compensated for marketing, sales support, and other services.

Conference Call

Nature’s Sunshine Products will host a conference call to discuss its fourth quarter 2017 results on March 14, 2018 at 10:00 AM Eastern Time. The toll-free dial-in number for callers in the U.S. and Canada is

1-877-423-9813, conference ID: 13677340. International callers can dial 1-201-689-8573, conference ID: 13677340. A replay will be available from March 14, 2018 at 1:00 PM Eastern Time through March 28, 2018 at 11:59 PM Eastern Time by dialing 1-844-512-2921 (U.S. and Canada) or 1-412-317-6671 (International), replay PIN: 13677340. The call will also be webcast live and will be available on the Investors section of Nature’s Sunshine Products’ website at www.naturessunshine.com for 90 days.

About Nature’s Sunshine Products

Nature’s Sunshine Products (NASDAQ: NATR), a leading natural health and wellness company, markets and distributes nutritional and personal care products through a global direct sales force of approximately 495,000 independent Managers, Distributors and Customers in more than 40 countries. Nature’s Sunshine manufactures most of its products through its own state-of-the-art facilities to ensure its products continue to set the standard for the highest quality, safety and efficacy on the market today. The Company has four reportable business segments that are divided based on the characteristics of their Distributor base, similarities in compensation plans, as well as the internal organization of NSP’s officers and their responsibilities (NSP Americas; NSP Russia, Central and Eastern Europe; Synergy WorldWide; and NSP China). The Company also supports health and wellness for children around the world through its partnership with the Sunshine Heroes Foundation. Additional information about the Company can be obtained at its website, www.naturessunshine.com.

Cautionary Statement Regarding Forward-Looking Statements
This press release contains forward-looking statements regarding the Company’s future business expectations, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, but are not limited to, statements relating to the Company’s objectives, plans, strategies and financial results. All statements (other than statements of historical fact) that address activities, events or developments that the Company intends, expects, projects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are often characterized by terminology such as “believe,” “hope,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions, and are based on assumptions and assessments made by management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, including the following.

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changes in laws and regulations, or their interpretation, applicable to direct selling or the nutritional supplement industry may prohibit or restrict the Company's ability to sell its products in some markets or require the Company to make changes to its business model in some markets;

•	extensive government regulations to which the Company's products, business practices and manufacturing activities are subject;

•	legal challenges to the Company's direct selling program or to the classification of its independent distributors;

•	effect of complex legal and regulatory requirements, particularly in China and South Korea;

•	impact of anti-bribery laws, including the U.S. Foreign Corrupt Practices Act;

•	its ability to attract and retain independent distributors;

•	the loss of one or more key independent distributors who have a significant sales network;

•	the full implementation of its joint venture for operations in China with Fosun Industrial Co., Ltd.;

•	registration of products for sale in China, or difficulty or increased cost of importing products into China;

•	cyber security threats and exposure to data loss;

•	reliance on information technology infrastructure;

•	the effect of fluctuating foreign exchange rates;

•	liabilities and obligations arising from improper activity by its independent distributors;

•	its relationship with, and its inability to control the actions of, its independent distributors, and other third parties with whom it does business;

•	changes to its independent distributor compensation plans;

•	geopolitical issues and conflicts;

•	negative consequences resulting from difficult economic conditions, including the availability of liquidity or the willingness of its customers to purchase products;

•	risks associated with the manufacturing of the Company's products;

•	uncertainties relating to the application of transfer pricing, duties, value-added taxes, and other tax regulations, and changes thereto;

•	changes in tax laws, treaties or regulations, or their interpretation, including the impact of the Tax Cuts and Jobs Act;

•	availability and integrity of raw materials;

•	the competitive nature of its business and the nutritional supplement industry;

•	negative publicity related to its products, ingredients, or direct selling organization and the nutritional supplement industry;

•	product liability claims;

•	the sufficiency of trademarks and other intellectual property rights; and

•	reliance on third-parties to distribute its products and provide support services to independent distributors.

These and other risks and uncertainties that could cause actual results to differ from predicted results are more fully detailed under the caption “Risk Factors” in our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K and Quarterly Reports filed on Forms 10-Q.

All forward-looking statements speak only as of the date of this press release and are expressly qualified in their entirety by the cautionary statements included in or incorporated by reference into this press release. Except as is required by law, the Company expressly disclaims any obligation to publicly release any revisions to forward-looking statements to reflect events after the date of this press release.

Non-GAAP Financial Measures

The Company has included information which has not been prepared in accordance with generally accepted accounting principles (GAAP), such as information concerning Adjusted EBITDA and net sales excluding the impact of foreign currency exchange fluctuations. Management utilizes the non-GAAP measure Adjusted EBITDA in the evaluation of its operations and believes that this measure is a useful indicator of the Company’s ability to fund its business. This non-GAAP financial measure should not be considered as an alternative to, or more meaningful than, U.S. GAAP net income (loss) as an indicator of the Company’s operating performance. Moreover, Adjusted EBITDA, as presented by the Company, may not be comparable to similarly titled measures reported by other companies.

In addition, the Company believes presenting the impact of foreign currency fluctuations is useful to investors because it allows a more meaningful comparison of net sales of its foreign operations from period to period. Net sales excluding the impact of foreign currency fluctuations should not be considered in isolation or as an alternative to net sales in U.S. dollar measures that reflect current period exchange rates, or to other financial measures calculated and presented in accordance with U.S. GAAP.

Other companies may use the same or similarly named measures, but exclude different items, which may not provide investors with a comparable view of Nature’s Sunshine Products’ performance in relation to other companies. The Company has included a reconciliation of Adjusted EBITDA to net income (loss), the most comparable GAAP measure, in the attached financial tables.

NATURE’S SUNSHINE PRODUCTS, INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA
(Amounts in thousands)
(Unaudited)

	Three Months Ended December 31,
	2017**	2016

Net loss	$(17,586)	$(7,422)
Adjustments:
Depreciation and amortization	2,598	1,198
Share-based compensation expense	314	805
Other (income) expense, net*	74	1,730
Provision for income taxes	14,671	4,305
Adjusted EBITDA	$71	$616

	Twelve Months Ended December 31,
	2017**	2016

Net income (loss)	$(13,795)	$675
Adjustments:
Depreciation and amortization	8,634	4,808
Share-based compensation expense	2,218	3,217
Other (income) expense, net*	(1,835)	773
Provision for income taxes	17,017	8,591
Adjusted EBITDA	$12,239	$18,064

* Other (income) expense, net, is primarily comprised of foreign exchange (gains) losses, interest income, and interest expense.
** Net income (loss) for three and twelve months ended December 31, 2017 is preliminary pending final determination of the Company’s provision for income taxes, including the impact of US tax reform, among other factors.

Contact:

Scott Van Winkle
Managing Director
ICR

(617) 956-6736
scott.vanwinkle@icrinc.com